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                                                                   Exhibit 10(p)

                   SECOND AMENDMENT TO AMENDED AND RESTATED
                          LOAN AND SECURITY AGREEMENT

         This Second Amendment to Amended and Restated Loan and Security Agreement (this "AMENDMENT") is made this 2oth day of December, 1999 by and among Berger Financial Corp. ("BFC"), a Delaware corporation, Berger Bros Company ("BBC"), a Pennsylvania corporation and Berger Holdings, Ltd. ("BHL"), a Pennsylvania corporation, each with its chief executive office at 805 Pennsylvania Boulevard, Feasterville, Pennsylvania 19053, and Summit Bank ("BANK"), a New Jersey bank having offices at 4900 Route 70, Pennsauken, New Jersey 08109- 4792. BFC and BBC are hereinafter collectively referred to and obligated as "BORROWER." Borrower and BHL are hereinafter collectively referred to and obligated as "OBLIGORS."

                                  BACKGROUND

         A. Pursuant to the terms and subject to the conditions set forth in that certain Amended and Restated Loan and Security Agreement dated January 2, 1998 between Borrower and Bank, as amended pursuant to the terms and subject to the conditions set forth in that certain Amendment to Amended and Restated Loan and Security Agreement dated December 7, 1998 between Borrower and Bank (as amended, the "LOAN AGREEMENT") and related instruments, agreements and documents (collectively, along with the Loan Agreement, the "FINANCING AGREEMENTS"), Borrower is currently indebted to Bank for repayment of (i) various loans, advances and extensions of credit made pursuant to a revolving credit facility made available by Bank to Borrower in a principal sum of up to Nine Million Five Hundred Thousand ($9,500,000.00) Dollars (the "REVOLVING CREDIT"), which indebtedness is further evidenced by that certain Revolving Credit Note dated January 2, 1998 in the principal sum of Nine Million Five Hundred Thousand ($9,500,000.00) Dollars executed and delivered by Borrower to Bank (the "REVOLVING CREDIT NOTE"); and (ii) a term loan made by Bank to Borrower in the principal sum of Two Million Four Hundred Thousand ($2,400,000.00) Dollars (the "TERM LOAN"), which indebtedness is further evidenced by that certain Replacement Term Loan Note dated December 7, 1998 in the principal sum of Two Million Four Hundred Thousand ($2,400,000.00) Dollars executed and delivered by Borrower to Bank (the "TERM LOAN NOTE"). The Revolving Credit Note and the Term Loan Note are hereinafter collectively referred to as the "EXISTING NOTES."

         B. To induce Bank to enter into the Financing Agreements, pursuant to the terms and subject to the conditions set forth in certain Amended and Restated Surety Agreement dated January 2, 1998 executed and delivered by BHL to Bank (the "SURETY AGREEMENT"), BHL guaranteed, as a surety, all existing and future debts, liabilities and obligations of Borrower to Bank including, without limitation, the debts, liabilities and obligations evidenced by the Existing Notes. To secure BHL's indebtedness to Bank as a surety for the debts, liabilities and obligations of Borrower to Bank, pursuant to a certain Security Agreement dated August 21, 1997 between BHL and Bank, BHL granted Bank continuing liens on and security interests in
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and to all of BHL's existing and future accounts, chattel paper, contracts, documents, equipment, fixtures, general intangibles, goods, instruments, inventory, investment property and the cash and non-cash proceeds thereof, all as more fully described in such Security Agreement.

         C. All capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Loan Agreement.

         D. Borrower has requested that Bank, among other things, (i) extend the Expiration Date of the Revolving Credit and the Term Loan to January 2, 2003,
(ii) increase the Maximum Line Amount to Seventeen Million Five Hundred Thousand ($17,500,000.00) Dollars and, within such increased Revolving Credit, establish a credit facility (the "ACQUISITION LINE FACILITY") for the making of acquisitions by Borrower in companies which will vertically integrate with Borrower or otherwise provide services to the core business of Borrower and are reasonably related to the core business of Borrower (each such company being hereinafter referred to as a "Related Company") or assets of Related Companies,
(iii) reduce the Variable Revolving Credit Rate and the Variable Term Loan Rate, and (iv) commit to the making of an additional term loan (the "SUPPLEMENTAL TERM LOAN") in the principal sum of Two Million Five Hundred Thousand ($2,500,000.00) Dollars, the proceeds of which shall be used by Borrower to pay certain Subordinated Indebtedness, and Bank is willing to accommodate Borrower in accordance with such requests for modifications to the Financing Agreements in accordance with the terms and subject to the conditions set forth in this Amendment and in the instruments, agreements and documents referred to in this Amendment. For the purposes hereof, the "core business of Borrower" is the manufacture and distribution of roof drainage and related products.

         NOW, THEREFORE, with the foregoing background deemed incorporated hereinafter by this reference and hereby made a part hereof, the parties hereto, intending to be legally bound hereby, further covenant and agree as follows:

         1. CONFIRMATION OF EXISTING INDEBTEDNESS. Obligors hereby unconditionally acknowledge and confirm that: (a) the unpaid principal indebtedness of Borrower to Bank evidenced by the Revolving Credit Note is, as of December 3, 1999, Six Million Five Hundred Eighteen Thousand Eight Hundred One and 48/100 ($6,518,801.48) Dollars; (b) interest on the outstanding principal balance of the Revolving Credit has been paid through November 30, 1999; (c) the unpaid principal indebtedness of Borrower to Bank evidenced by the Term Loan Note is, as of the date hereof, One Million Eight Hundred Sixty-Eight Thousand Four ($1,868,004.00) Dollars; (d) interest on the outstanding principal balance of the Term Loan has been paid through November 30, 1999; and (e) the foregoing sums, together with continually accruing interest and any related costs, fees and expenses are, as of the date hereof, owing without claim, counterclaim, right of recoupment, defense or set off of any kind or of any nature whatsoever.

         2. RATIFICATION OF FINANCING AGREEMENTS. Obligors hereby ratify, confirm and reaffirm in all respects and without condition, all of the terms, covenants and conditions set forth in the Financing Agreements, and hereby agree that each of them remain unconditionally liable

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to Bank in accordance with the respective terms, covenants and conditions of such instruments, agreements and documents, and that all Collateral, liens, security interests and pledges created pursuant thereto and/or referred to therein continue unimpaired and in full force and effect, and secure and shall continue to secure all of the Obligations.

         3.       WARRANTIES AND REPRESENTATIONS.

                  (a) All warranties and representations set forth in the Loan Agreement and the Surety Agreement are hereby respectively reasserted and restated by Borrower and BHL (as applicable) as of the date hereof as if the same were set forth at length herein. Obligors acknowledge that such warranties and representations (and the warranties and representations set forth herein) are being specifically relied upon by Bank as a material inducement to Bank to enter into this Amendment, increase and extend the Revolving Credit, establish the Acquisition Line Facility within the Revolving Credit, extend the maturity of the Term Loan and make the Supplemental Term Loan.

                  (b) As a further inducement to Bank to enter into this Amendment, Obligors further represent and warrant to Bank that:

                           (i) Each Obligor has the power, authority and
capacity to enter into and perform this Amendment and all related instruments, agreements and documents, and to incur the Obligations herein and therein provided for, and such Obligor has taken all proper and necessary corporate action to authorize the execution, delivery and performance of this Amendment and related instruments, agreements and documents;

                           (ii) This Amendment is, and the Second Replacement
Revolving Credit Note, the Second Replacement Term Loan Note and the Supplemental Term Loan Note (each as hereinafter defined) and the other Financing Agreements, when executed and delivered by Borrower will be, valid, binding and enforceable against each Obligor in accordance with their respective terms;

                           (iii) No consent, approval or authorization of, or
filing, registration or qualification with, any Person (including any holder of Subordinated Indebtedness or of liens on Collateral) is required to be obtained by any Obligor in connection with the execution and delivery of this Amendment and the instruments, agreements and documents referred to in this Amendment; and

                           (iv) No Event of Default or Potential Default has
occurred under the Financing Agreements.

         4. AMENDMENTS TO LOAN AGREEMENT. Under the terms and subject to the conditions set forth in this Amendment, the Loan Agreement and the other Financing Agreements are hereby amended as follows:

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                  (a)      Paragraph 1.5 of the Loan Agreement is hereby amended
and restated to read in its entirety as follows:

                           1.5 "BORROWING BASE" means, at any time, an amount shown on the most current Borrowing Base Certificate executed and delivered by Borrower to Bank equal to the lesser of:

                                    1.5.1 Seventeen Million Five Hundred
                           Thousand ($17,500,000.00) Dollars ("MAXIMUM LINE AMOUNT"); or

                                    1.5.2 An amount up to the sum of (a)
                           eighty-five (85%) percent of the net outstanding amount of Eligible Accounts, after deducting therefrom all payments, adjustments and credits applicable thereto, and (b) the lesser of (i) fifty (50%) percent of the value (determined on the basis of the lower of cost or market value) of Eligible Inventory and (ii) Four Million Five Hundred Thousand ($4,500,000.00) Dollars. The foregoing percentage advance rates are subject to periodic examination and analysis by Bank and, as a result thereof, and in Bank's discretion exercised reasonably and in good faith, are subject to change.

                  (b) Paragraph 1.26 of the Loan Agreement is hereby amended to include within the definition of "Loans" all loans, advances and extensions of credit made by Bank to or for the benefit of Borrower including, without limitation, loans, advances and extensions of credit made under the Revolving Credit (including the Acquisition Line Facility thereunder), the Term Loan and the Supplemental Term Loan.

                  (c) Paragraph 1.29 of the Loan Agreement is hereby amended to include within the definition of "Notes" any Instruments evidencing Obligations including, without limitation, the Second Replacement Revolving Credit Note, the Second Replacement Term Loan Note, the Supplemental Term Loan Note and any instruments, agreements and documents executed and/or delivered in replacement or substitution or modification thereof.

                  (d) Paragraph 2.6.1 of the Loan Agreement, and the term "Expiration Date", are hereby amended to provide that the term of the Revolving Credit and the maturity date of the Term Loan are hereby amended to be January 2, 2003, unless such credit facilities are sooner terminated in accordance with their respective terms.

                  (e) Paragraph 2.6.2 of the Loan Agreement is hereby amended to provide that if at any time the Revolving Credit shall terminate, Bank shall have the option to terminate and accelerate all Obligations including, without limitation, the Obligations with respect to the Term Loan, the Supplemental Term Loan and amortizing Loans under the Acquisition Line Facility. Notwithstanding the foregoing, if Borrower requests Bank to make available a Loan under the Acquisition Line Facility, and Borrower satisfies all conditions precedent to a Loan under the Acquisition Line Facility, and Bank refuses or is unable to provide such Loan and, within one hundred eighty (180) days following Bank's refusal or inability to provide such Loan, a financial

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institution agrees, in a written loan commitment, to make available to or for the benefit of Borrower financing at a level sufficient to refinance all Loans and provide to Borrower the acquisition financing on terms similar to the terms upon which Bank was requested (and refused or was unable) to provide acquisition financing, the Termination Premium shall not be applicable and shall be waived concurrently if and when the refinancing of all Obligations by such financial institution is completed.

                  (f) Paragraph 2.9.1 of the Loan Agreement is hereby amended to reduce the "Variable Revolving Credit Rate" to the per annum rate equal to the Base Rate in effect from time to time minus one-half (1/2%) percent.

                  (g) Paragraph 2.9.2 of the Loan Agreement is hereby amended to reduce the "Variable Term Loan Rate" to the per annum rate equal to the Base Rate in effect from time to time minus one-half (1/2%) percent.

                  (h) Paragraph 2.11.2 of the Loan Agreement is hereby amended to reduce the Collateral Management Fee from Six Thousand ($6,000.00) Dollars per annum to Four Thousand ($4,000.00) Dollars per annum.

                  (i) Paragraph 2.12 of the Loan Agreement is hereby amended to provide that if termination of the Revolving Credit occurs at any time from the date of this Amendment through and including January 2, 2002, Borrower shall, simultaneously with such termination, pay to Bank the Termination Premium in an amount equal to the greater of One Hundred Ninety-Three Thousand Six Hundred Eighty and 04/100 ($193,680.04) Dollars or, if Bank has made the Supplemental Term Loan or otherwise increased the aggregate credit facility, one (1%) percent of the then outstanding principal balance of the Supplemental Term Loan and/or such increased aggregate credit facility. If termination occurs at any time after January 2, 2002, no Termination Premium shall be payable.

                  (j) Paragraph 3.2 of the Loan Agreement is hereby amended to provide that Borrowing Base Certificates shall be delivered monthly, on or before the first Business Day of each month, irrespective of whether a request for an advance on any such date is then outstanding; provided, however, that during the existence of any Potential Default or Event of Default, Bank shall have the right, at its option, to require Borrowing Base Certificates concurrently with each request for an advance under the Revolving Credit.

                  (k) Each reference in the Loan Agreement and in each of the other Financing Agreements (including the Collateral Documents) to "Notes," the "Revolving Credit Note," the "Term Loan Note" and any replacement or substitution of any such Instrument shall be deemed references to the Notes (as herein defined) and respectively, the Second Replacement Revolving Credit Note and the Second Replacement Term Loan Note.

                  (l) The terms "REVOLVING CREDIT" and "TERM LOAN" as used in the Loan Agreement shall hereafter refer to the Revolving Credit and the Term Loan, respectively, as

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increased, extended and/or otherwise modified pursuant to the terms and subject to the conditions of this Amendment.

                  (m) Paragraph 6.3.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                           6.3.1 Borrower and Surety and, if a separate Person, any Target acquired by Borrower, shall at all times maintain on a consolidated basis a ratio of Senior Liabilities (defined to be all Liabilities minus the long-term portion of Subordinated Indebtedness) to Tangible Capital Funds (defined to be Tangible Net Worth plus the long-term portion of Subordinated Indebtedness) of not more than 3.00 to 1.00 from November 15, 1999 through March 31, 2000, and at all times after March 31, 2000, a ratio of Senior Liabilities to Tangible Capital Funds of not more than 2.75 to 1.00;

         5.       ACQUISITION LINE FACILITY.

                  (a) Within the Revolving Credit and, except as expressly set forth below, subject to all conditions applicable to the making of Loans under the Revolving Credit, absent the existence of any Event of Default or Potential Default, the Acquisition Line Facility shall include all sums advanced by Bank hereunder to or for the benefit of Borrower from the date of this Amendment through the Expiration Date up to the aggregate sum of Eight Million ($8,000,000.00) Dollars (the "ACQUISITION LINE LIMIT"). The proceeds of any Loan made by Bank under the Acquisition Line Facility shall be used exclusively by Borrower for Permitted Acquisitions. For the purposes of the Loan Agreement and the other Financing Agreements, the term "Permitted Acquisitions" shall mean acquisitions by Borrower which satisfy each of the following conditions (all instruments, agreements and documents to be in form and substance satisfactory to Bank and its counsel):

                           (i)      The acquisition target (the "TARGET") must
be a Related Company;

                           (ii)     The purchase price for the Target must be no
more than five (5) times such Target's trailing, historical earnings before interest, taxes, depreciation and amortization expense (determined in accordance with GAAP);

                           (iii)    Bank shall receive annual pro forma
consolidated and consolidating financial statements and projections for two (2) years following the acquisition of the Target for Obligors and the Target showing that immediately following the acquisition by Borrower of the Target and for a two (2) year period thereafter, Obligors and the Target shall be in compliance with the following financial covenants:

                                    (1)     Their ratio of consolidated funded
Indebtedness (exclusive of Subordinated Indebtedness) to earnings before interest, taxes, depreciation and amortization shall be less than 3.25 to 1.00;

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

                                    (2)     Their ratio of consolidated total
Liabilities to earnings before interest, taxes, depreciation and amortization shall be less than 5.00 to 1.00;

                                    (3)     Their ratio of consolidated Senior
Liabilities (defined to be all Liabilities minus the long-term portion of Subordinated Indebtedness) to Tangible Net Worth shall be less than 3.00 to 1.00 at all times through March 31, 2000, and less than 2.75 to 1.00 at all times thereafter; and

                                    (4)     They shall have a consolidated debt
service coverage ratio of not less than 1.10 to 1.00 (the term "debt service coverage ratio" having the meaning ascribed to such term in Paragraph 6.3 of the Loan Agreement);

                           (iv)     No more than eighty (80%) percent of the
purchase price for the acquisition of the Target may be paid in cash;

                           (v)      A business appraisal and analysis of the
Target and/or the assets of Target, which may be prepared by Borrower or obtained from an independent Person, shall have been submitted to Bank and approved by Bank in its reasonable discretion which approval shall not be unreasonably withheld or delayed;

                           (vi)     Bank shall be reasonably satisfied that no
Liabilities (contingent or otherwise) are being assumed in connection with the acquisition of the Target except for ordinary course Liabilities in connection with any operating lease for equipment, trade payables incurred in the ordinary course of business of the Target and employment agreements in a reasonable amount determined by Bank, and other ordinary course Liabilities in amount and nature reasonably satisfactory to Bank;

                           (vii)    Immediately following the acquisition of the
Target, Borrower shall be able to affirm and reaffirm all representations and warranties set forth in the Loan Agreement with respect to the Target and Assets acquired of the Target; and

                           (viii)   Such other instruments, agreements and
documents as Bank may reasonably require in order to review the proposed acquisition of the Target and to determine that such acquisition is a Permitted Acquisition.

         6. PERMITTED ACQUISITION LINE OVERADVANCES. Notwithstanding anything to the contrary set forth in Paragraphs 2.3 and 2.4 of the Loan Agreement, absent the existence of any Event of Default or any Potential Default, upon written request of Borrower to be furnished concurrently with any request for a Loan under the Acquisition Line Facility, Loans under the Acquisition Line Facility which are in excess of the Borrowing Base (but subject to the Maximum Line Amount and the Acquisition Line Limit) may be made in amounts up to the lesser of Two Million ($2,000,000.00) Dollars or twenty-five (25%) percent of the cash consideration for a Permitted Acquisition (such Loans being hereinafter referred to as "Acquisition Line Overadvances"). Acquisition Line Overadvances shall be payable as follows: Interest only shall accrue on the outstanding principal balance of Acquisition Line Overadvances

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for the first six (6) months that they are outstanding; thereafter, Acquisition
Line Overadvances shall be paid in eighteen (18) equal and consecutive monthly installments each in an amount sufficient to fully amortize such Acquisition Line Overadvances over such eighteen (18) month term.

         7.       AMORTIZATION OF OBLIGATIONS ARISING UNDER ACQUISITION LINE
FACILITY.

                  (a) Within the Acquisition Line Limit and, except as expressly set forth below, subject to all conditions applicable to the making of Loans under the Acquisition Line Limit, absent the existence of any Event of Default or Potential Default, upon written request of Borrower to be furnished concurrently with any request for a Loan under the Acquisition Line Facility, Loans under the Acquisition Line Facility which are in excess of the Borrowing Base (but subject to the Maximum Line Amount and the Acquisition Line Limit) may be made in amounts up to eighty (80%) percent of the orderly, liquidation value of machinery and equipment acquired in connection with an acquisition, which Loans shall be payable in sixty (60) equal and consecutive monthly installments, each in an amount sufficient to fully amortize such Loans. An amount equal to the Obligations outstanding under the Acquisition Line Facility which are being repaid on a term basis in accordance with this Paragraph shall reduce the Maximum Line Amount and the Acquisition Line Facility.

                  (b) As a condition precedent to the making of Loans pursuant to this Paragraph 7, Borrower shall execute and deliver to Bank a term promissory note in the principal sum of the Obligations which are to be repaid on a term basis in accordance with this Paragraph, which promissory note, when executed and delivered, will be valid, binding and enforceable in accordance with its terms, will be deemed one of the "Notes" under the Loan Agreement and shall be secured by all Collateral.

         8. MANDATORY PREPAYMENT. On or before April 15 of each year Borrower shall make a mandatory prepayment to the Obligations first, in connection with the Supplemental Term Loan, then, in connection with the Term Loan and finally, any amortizing Loans under the Acquisition Line Facility, in each instance to installments payable thereunder in the inverse order of their maturity, in an amount equal to twenty-five (25%) percent of Borrower's Excess Cash Flow for Borrower's immediately preceding fiscal year. For the purposes of the Financing Agreements, the terms "Excess Cash Flow" shall mean an amount equal to Obligors' consolidated net income plus depreciation expense, less unfinanced Capital Expenditures, payments of long-term Indebtedness and dividends paid. This determination shall be made on the basis of Borrower's Financial Statements for such preceding fiscal year.

         9. SUPPLEMENTAL TERM LOAN. Absent the existence of any Event of Default or Potential Default, upon written request of Borrower furnished to Bank on or before February 15, 2000, Bank shall, on or before February 22, 2000, under the terms and subject to the conditions set forth in the Financing Agreements, make the Supplemental Term Loan to or for the benefit of Borrower. Borrower acknowledges and agrees that in the event Borrower fails to request the Supplemental Term Loan on or before February 15, 2000, or fails to satisfy any conditions applicable to the making of the Supplemental Term Loan on or before February 22, 2000, so that

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funding of such Supplemental Term Loan occurs on or before February 22, 2000, the Supplemental Term Loan shall not be available to or for the benefit of Borrower. As one of the conditions precedent to the making of the Supplemental Term Loan, Borrower shall pay a facility fee in the amount of Eighteen Thousand Seven Hundred Fifty ($18,750.00) Dollars.

         10. SUPPLEMENTAL TERM LOAN NOTE. Concurrently with, and as a condition precedent to, the making of the Supplemental Term Loan, Borrower shall execute and deliver to Bank its term promissory note in the principal sum of Two Million Five Hundred Thousand ($2,500,000.00) Dollars (the "SUPPLEMENTAL TERM LOAN NOTE") to evidence Borrower's Obligations to repay Bank, with interest at the Variable Term Loan Rate (as such term is amended in accordance with this Amendment) in thirty-two (32) equal and consecutive monthly installments of principal in the amount of Seventy-Five Thousand Seven Hundred Fifty-Seven ($75,757.00) Dollars each, plus interest as set forth therein, payable monthly, in arrears, commencing on April 1, 2000 and continuing on the first day of each month thereafter, followed by a final, consecutive thirty-third (33rd) installment of all principal, interest and other sums owing in connection with the Supplemental Term Loan, which final installment shall be due and payable on the Expiration Date, unless the Supplemental Term Loan is sooner accelerated in accordance with the provisions of the Loan Agreement, all as more fully described in the Supplemental Term Loan Note, the terms, covenants and conditions of which are hereby deemed incorporated herein by this reference and made a part hereof.

         11. SECOND REPLACEMENT REVOLVING CREDIT NOTE. Contemporaneously herewith, Borrower shall execute and deliver to Bank its Replacement Revolving Credit Note in the principal sum of Seventeen Million Five Hundred Thousand ($17,500,000.00) Dollars (the "SECOND REPLACEMENT REVOLVING CREDIT NOTE") to evidence the Obligations with respect to the loans and advances made or to be made by Bank to or for the benefit of Borrower under the Revolving Credit (as extended hereby), all as more fully described in the Replacement Revolving Credit Note, the terms, covenants and conditions of which are hereby deemed incorporated herein by this reference and made a part hereof. The Replacement Revolving Credit Note replaces and supersedes, but does not extinguish any unpaid Obligations evidenced by or constitute a novation of, the Replacement Revolving Credit Note.

         12. SECOND REPLACEMENT TERM LOAN NOTE. Contemporaneously herewith, Borrower shall execute and deliver to Bank its Second Replacement Term Loan Note in the principal sum of One Million Eight Hundred Sixty-Eight Thousand Four ($1,868,004.00) Dollars (the "SECOND REPLACEMENT TERM LOAN NOTE") to evidence the Obligations with respect to the loans and advances made or to be made by Bank to or for the benefit of Borrower under the Term Loan (as extended hereby), all as more fully described in the Second Replacement Term Loan Note, the terms, covenants and conditions of which are hereby deemed incorporated herein by this reference and made a part hereof. The Second Replacement Term Loan Note replaces and supersedes, but does not extinguish any unpaid Obligations evidenced by or constitute a novation of, the Replacement Term Loan Note.

         13. CONDITIONS PRECEDENT. Bank's obligations under this Amendment are subject to the following conditions precedent (all instruments, agreements and documents to be in form and substance satisfactory to Bank and its counsel):

                  (a) Borrower shall duly execute and/or deliver, or cause to be duly executed and/or delivered, to Bank the following:

                           (i)      This Amendment;

                           (ii)     The Second Replacement Revolving Credit
Note;

                           (iii)    The Second Replacement Term Loan Note;

                           (iv)     A certified (as of the date of this
Amendment) copy of resolutions of each Obligor's board of directors authorizing the execution, delivery and performance of this Amendment.

                           (v)      A certificate (as of the date of this
Amendment) of each Obligor's corporate secretary as to the incumbency and signatures of the officers of such Obligor executing this Amendment;

                           (vi)     Copies of all documents evidencing the terms
and conditions of Borrower's Subordinated Indebtedness, together with a schedule of all Subordinated Indebtedness (reflecting payment of the proceeds of the Supplemental Term Loan to certain holders of Subordinated Indebtedness, which schedule shall replace Exhibit 1.40 attached to the Loan Agreement.

                           (vii)    The written opinion of Borrower's and BHL's
counsel, dated the date hereof and addressed to Bank; and

                           (viii)   Such other instruments, agreements and
documents as Bank may reasonably require.

                  (b) No Event of Default or Potential Default shall have occurred and be continuing.

                  (c) In addition to satisfaction of the condition precedent set forth in Subparagraph 13(b) above, the delivery to Bank of the instruments, agreements and documents referred to at Subparagraph 5(a)(viii) above, which instruments, agreements and documents shall be furnished to Bank concurrently with any request for a Loan under the Acquisition Line Facility, the following shall be conditions precedent to the making of any Loan under the Acquisition Line Facility (all instruments, agreements and documents to be in form and substance satisfactory to Bank and its counsel):

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

                           (i)      Borrower shall furnish to Bank a written
request for a Loan under the Acquisition Line Facility, which request shall specify the date on which Borrower is acquiring the Target for which proceeds of the Loan are being requested;

                           (ii)     Bank's receipt of copies of all
instruments, agreements and documents executed or to be executed and/or delivered and exchanged in connection with the acquisition of the Target;

                           (iii)    UCC, judgment, federal and state tax liens
against the Assets of the Target;

                           (iv)     Bank shall be expressly entitled to rely on
any opinion furnished to Borrower in connection with its acquisition of the Target;

                           (v)      In connection with any request by Borrower
that Bank make amortizing Loans under the Acquisition Line Facility pursuant to Paragraph 7 of this Amendment, an orderly liquidation appraisal of any machinery and equipment being acquired by Borrower conducted by a reputable appraiser selected by Borrower and reasonably acceptable to Bank;

                           (vi)     Evidence of the consummation of the
acquisition of the Target in accordance with all applicable Law and in accordance with all representations and warranties made to Bank by or on behalf of Borrower in connection with Borrower's request for a Loan under the Acquisition Line Facility; and

                           (vii)    Such other instruments, agreements and
documents as Bank may reasonably require in connection with or to evaluate Borrower's request for a Loan under the Acquisition Line Facility.

Borrower acknowledges and agrees that Bank shall have not less than ten (10) Business Days from the date of Bank's receipt of all information, instruments, agreements and documents required to be furnished to Bank as part of the conditions precedent to the making of a Loan under the Acquisition Line Facility (including, without limitation, evidence that the proceeds of any such loan will be used in connection with the making by Borrower of a Permitted Acquisition) to evaluate Borrower's request for any such Loan and, if Bank deems all conditions precedent thereto satisfied, to make any such Loan. .

         14. NO WAIVER OF DEFAULTS. This Amendment is not and shall not be deemed to be a waiver of any defaults or Events of Default or Potential Defaults which may now exist or hereafter occur under the Financing Agreements.

         15. NO OBLIGATION TO EXTEND. Borrower acknowledges and agrees that, notwithstanding anything to the contrary set forth in this Amendment, Bank has no obligation to further amend the Financing Agreements or otherwise restructure the indebtedness described in this Amendment, and that neither Bank nor its representatives have made any agreements with,

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

or commitments or representations or warranties to, Borrower (either in writing or orally) other than as expressly stated in this Amendment. Nothing contained in this Amendment, or any compliance with the terms of this Amendment or any of the instruments, agreements or documents referred to in this Amendment, shall impose any obligation on the part of Bank to consummate a further restructure of the indebtedness described in this Amendment or provide any further financial or other accommodation.

         16. INTEGRATED AGREEMENT. This Amendment and all of the instruments, agreements and documents executed and/or delivered or to be executed and/or delivered in conjunction with this Amendment shall be effective upon the date of execution hereof and thereof by all parties hereto and thereto, and shall be deemed incorporated into and made a part of the Financing Agreements. All such instruments, agreements and documents, and this Amendment, shall be construed as integrated and complementary of each other, and as augmenting and not restricting Bank's rights, remedies, benefits and security. If, after applying the foregoing, an inconsistency still exists, the provisions of this Amendment shall constitute an amendment thereto and shall govern and control.

         17. EXPENSES OF BANK; FACILITY FEE. Borrower shall pay all expenses (including the reasonable fees and expenses of legal counsel to Bank) relating to preparation, negotiation, administration and enforcement of this Amendment and the Financing Agreements. As part of the consideration for the increase in the Revolving Credit, and the other accommodations for the benefit of Obligors as set forth in this Amendment, Borrower agrees to pay to Bank, on demand, a facility fee in the amount of Sixty Thousand ($60,000.00) Dollars. The facility fee is part of the Obligations secured by the Collateral.

         18. GOVERNING LAW. This Amendment shall be governed by and construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania.

         19. SEAL. This Amendment is intended to take effect as an instrument under seal.


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

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Loan and Security Agreement to be duly executed and delivered the day and year first above written.

Attest:                                              BERGER FINANCIAL CORP.,
                                                     a Delaware corporation

By: /s/ FRANCIS E. WELLOCK, JR.                      By: /s/ JOSEPH F. WEIDERMAN
   ------------------------------------                 ------------------------
   Name: Francis E. Wellock, Jr.                        Joseph F. Weiderman,
   Title: Chief Financial Officer                       President

              [Corporate Seal]
Attest:                                              BERGER BROS COMPANY,
                                                     a Pennsylvania corporation

By: /s/ FRANCIS E. WELLOCK, JR.                      By: /s/ JOSEPH F. WEIDERMAN
   -----------------------------------                  ------------------------
   Name: Francis E. Wellock, Jr.                        Joseph F. Weiderman,
   Title: Chief Financial Officer                       President

               [Corporate Seal]
Attest:                                              BERGER HOLDINGS, LTD.,
                                                     a Pennsylvania corporation

By: /s/ FRANCIS E. WELLOCK, JR.                      By: /s/ JOSEPH F. WEIDERMAN
   ------------------------------------                 ------------------------
   Name: Francis E. Wellock, Jr.                        Joseph F. Weiderman,
   Title: Chief Financial Officer                       President

            [Corporate Seal]                         SUMMIT BANK


                                                     By: /s/ DAVID W. BLOOD
                                                        -------------------
                                                        David W. Blood,
                                                        Vice President

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